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        DALE MATHESON
  CARR-HILTON LABONTE
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CHARTERED ACCOUNTANTS




January 9, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Dujour Products Inc. - Form SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement:

* Our report to the Stockholders and Board of Directors of Dujour Products Inc. dated August 15, 2005 on the financial statements of the Company for the six months ended June 30, 2005, the period from May 14, 2004 (inception) to December 31, 2004, and the period May 14, 2004 (inception) to June 30, 2005.

In addition, we also consent to the reference to our firm as experts in accounting and auditing included in this Registration Statement.


Yours truly,


/s/Dale Matheson Carr-Hilton Labonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia




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